UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2008

SOUTHWALL TECHNOLOGIES INC.
(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15930	94-2551470
(Commission File Number)	(I.R.S. Employer Identification No.)

3788 Fabian Way, Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

(650) 962-9111
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officer; Compensation Arrangements of Certain Officers

(a)(b)      Effective May 15, 2008 R. Eugene Goodson resigned as Executive Chairman of Southwall Technologies Inc.  Mr. Goodson will continue to serve as a member of the Board of Directors of Southwall Technologies Inc. and will provide consulting services to the company.
Andre R. Horn has been elected Chairman of the Board of Directors of Southwall Technologies Inc.

(c)           Effective May 15, 2008 Southwall Technologies Inc. elected Dennis Capovilla, 48, as Chief Executive Officer.  Mr. Capovilla has served as President and Chief Operating Officer since April 2007.  In consideration of his appointment as Chief Executive Officer Mr. Capovilla was awarded an option to purchase 100,000 shares of common stock, vesting over four years, at the May 15, 2008 market price.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 15, 2008	SOUTHWALL TECHNOLOGIES INC.

By:	/s/R. Michael Vargas
Michael Vargas
Vice President of Administration and Human Resources